UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): November 22, 2005

                          THE SPORTS CLUB COMPANY, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                      1-13290                 95-4479735
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(State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)              File Number)           Identification No.)


     11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025
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(Address of principal executive offices)                            (Zip Code)


               Registrant's telephone number, including area code:
                                 (310) 479-5200


                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13 e-4(c)) Item 1.01 Entry into a Material Definitive Agreement

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     On October 28,  2005,  The Sports Club  Company,  Inc.  signed a definitive asset purchase agreement to sell six of its nine sports and fitness Clubs to an affiliate of Millennium Entertainment Partners ("Millennium"). As part of the agreement, the Company had thirty days to elect to retain ownership of The Sports Club/LA - New York in Rockefeller Center. On November 22, 2005, the Company notified Millennium of its intent to retain the Rockefeller Center Club. The remaining five Clubs to be sold include the Company's other two facilities located in New York City and single Clubs in each of Boston, Massachusetts, Washington D.C. and San Francisco, California. In addition, the management agreement covering the Club in Miami, Florida will be assigned to Millennium. Following the sale, the Company will continue to own and operate its three Southern California Clubs: The Sports Club/LA - Los Angeles, The Sports Club/LA
- Beverly Hills and The Sports Club/LA - Orange County along with The Sports Club/LA - New York at Rockefeller Center.

     The Company will receive approximately $72.2 million in cash from the sale and will receive a note from Millennium for the remaining $7.8 million. The note will be secured by a pledge of the Company's Series B and Series C Preferred Stock owned by Millennium and will be guaranteed by an affiliate of Millennium. Simultaneously with the consummation of the asset sale, the Company intends to borrow approximately $60.0 million to be secured by a pledge of The Sports Club/LA - Los Angeles. The proceeds from the asset sale and financing will be used to retire the Company's $100.0 million Senior Secured Notes that are due in March 2006 and for working capital purposes. The closing of the transactions is anticipated to occur on or before December 31, 2005, however, because the Company does not have a commitment for the refinance of The Sports Club/LA and the closing of the Asset Purchase Agreement is subject to a number of
conditions,   there  can  be  no  assurance  that  these  transactions  will  be consummated.

     In order to complete the transaction prior to December 31, 2005, the Company is having discussions with Millennium to amend the agreement to allow Millennium to pay the Company $50.0 million in cash on the closing date and for Millennium to issue a second note payable to the Company in the amount of $22.2 million. The second note would be due and payable on January 31, 2006.

Item 9.01         Financial Statements and Exhibits

(b) Pro forma financial information

     Any required pro forma financial information required pursuant to article 11 of Regulation S-X shall be filed by amendment not later than 71 calendar days after the date of filing the Company's November 3, 2005 Form 8-K that originally discussed the agreement referred to in Item 1.01.

(c) Exhibits

99.1 Letter to Millennium Development Partners VIII LLC dated November 22, 2005.


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                                   Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    November 30, 2005                THE SPORTS CLUB COMPANY, INC.


                                           By:      /s/ Timothy M. O'Brien
                                                --------------------------------
                                                    Timothy M. O'Brien
                                                    Chief Financial Officer




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                                                                    EXHIBIT 99.1

November 22, 2005

Millennium Development Partners VIII LLC
c/o Millennium Partners
1995 Broadway, 3rd Floor
New York, New York 10023

         Re:  Asset Purchase Agreement
              ------------------------

Ladies and Gentlemen:

     Reference is made to the Asset Purchase Agreement (the "Purchase Agreement") dated October 28, 2005, by and among The Sports Club Company, Inc., a Delaware corporation (the "Company"), certain of its subsidiaries (with the Company, the "Sellers") and Millennium Development Partners VIII LLC, a Delaware limited liability company ("Buyer"). Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement.
     In accordance with Section 2.6(b) of the Purchase Agreement, SCC hereby exercises the Rock Center Option. Pursuant thereto, (i) the Rock Center Club will not be deemed an Acquired Club or part of the Acquired Business, but will instead be deemed a Retained Club and part of the Retained Business (and the storage space lease related thereto will not be Leased Real Property); and (ii) the Purchase Price is increased from $65,000,000 to $80,000,000.


                                           Very truly yours,
                                           THE SPORTS CLUB COMPANY, INC.


                                           By:      /s/ Rex A. Licklider
                                                    ---------------------------
                                                    Rex A. Licklider




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